UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2022

MERCER INTERNATIONAL INC.

(Exact name of Registrant as Specified in Its Charter)

Washington	000-51826	47-0956945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1120, 700 West Pender Street, Vancouver, British Columbia, Canada, V6C 1G8

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (604) 684-1099

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	MERC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 22, 2022, Mercer International Inc. (the “Company”) and its wholly owned subsidiary, Mainsee 1434. VV GmbH (“Mercer Sub”), entered into a purchase and sale agreement (the “Purchase Agreement”) with Wood Intermediate S.à r.l. (the “Seller”), pursuant to which such subsidiary would acquire from the seller all of the outstanding shares of Wood Holdco GmbH, which is the parent company of HIT Holzindustrie Torgau GmbH & Co. KG (“HIT”), in consideration for a purchase price of €270 million (approximately $275.4 million), inclusive of forecasted net working capital of approximately €43 million (approx. $43.9 million) (the “Transaction”). The Transaction is structured on a “cash free and debt free” basis.

HIT owns, among other things, 100% of a timber processing and pallet production facility in Torgau, Germany and a wood processing facility in Dahlen, Germany that produces garden products.

The Company, Mercer Sub and the Seller have each made customary representations, warranties and covenants under the Purchase Agreement, including covenants of the Seller regarding the elimination of existing indebtedness and the pre-closing operation of the business of HIT. Pursuant to the Purchase Agreement, the completion of the Transaction is subject to customary closing conditions, including the receipt of applicable merger control clearances for the Transaction under the merger control laws of Germany and Austria. Each of the parties may terminate the agreement if closing of the Transaction does not occur as of the date that is within 180 days of the Purchase Agreement.

The Company currently expects that closing of the Transaction will occur in the third or early fourth quarter of 2022.

The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Purchase Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference.

ITEM 7.01	REGULATION F-D DISCLOSURE.

On July 22, 2022, the Company issued a press release announcing entry into the Purchase Agreement and the Transaction described in Item 1.01 of this Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein. The information in such press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward looking statements” within the meaning of federal securities laws and is intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. “Forward looking statements” generally can be identified by the use of forward looking terminology such as “assumptions”, “expects”, “anticipates”, “projects”, “intends”, “designed”, “will”, “believes”, “estimates”, “may”, “could”, “plans” (or the negative of other derivatives of each of these terms) or similar terminology and involve unknown risks and uncertainties which may cause the Company’s actual results in future periods to differ materially from forecasted results. The “forward looking statements” include, without limitation, statements regarding the expected completion of the Transaction, expectations regarding the impact of the Transaction on the Company’s earnings, the Company’s ability to integrate HIT and its operations with the Company’s existing business and realize upon potential synergies and capital upgrade opportunities. Among those factors which could cause actual results to differ materially are the following: uncertainties as to the timing of completion of the transaction, the Company’s ability to obtain required consents and approvals in connection with the Transaction, the Company may not realize all or any of the expected synergies, HIT may not be integrated successfully with the Company’s business or such integration may be more difficult, time-consuming or costly than expected, the highly cyclical nature of the Company’s business, raw material costs, the Company’s level of indebtedness, competition, foreign exchange and interest rate fluctuations, the Company’s use of derivatives, expenditures for capital projects, environmental regulation and compliance, disruptions to the Company’s production, market conditions and other risk factors listed from time to time in the Company’s Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

2.1	Purchase and Sale Agreement, dated July 22, 2022, between Mercer International Inc., Mainsee 1434. VV GmbH and Wood Intermediate S.à r.l.

99.1	Press release dated July 22, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCER INTERNATIONAL INC.

By:	/s/ David K. Ure
David K. Ure
Chief Financial Officer

Date: July 27, 2022